Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Conduent Incorporated

(Exact name of registrant as specified in its charter)

New York	81-2983623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 Mount Airy Road, Suite 100

Basking Ridge, New Jersey 07920

(908) 758-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Conduent Incorporated Performance Incentive Plan

Conduent Incorporated Equity Compensation Plan for Non-Employee Directors

(Full title of the plan)

J. Michael Peffer

Vice President, General Counsel and Secretary

Conduent Incorporated

233 Mount Airy Road, Suite 100

Basking Ridge, New Jersey 07920

(908) 758-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric L. Schiele

O. Keith Hallam, III

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	26,000,000 shares (1)	$14.375 (2)	$373,750,000 (2)	$43,317.63

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) filed by Conduent Incorporated, a New York corporation (“we,” “our,” “us,” or the “Company”), shall also cover any additional shares of common stock, par value $0.01 per share (“Common Stock”), of the Company that may become issuable under the Conduent Incorporated Performance Incentive Plan (the “Performance Incentive Plan”) and the Conduent Incorporated Equity Compensation Plan for Non-Employee Directors (the “Non-Employee Director Equity Plan”) pursuant to this Registration Statement to prevent dilution resulting from any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock. 25,000,000 shares of Common Stock are authorized to be issued under the Performance Incentive Plan. 1,000,000 shares of Common Stock are authorized to be issued under the Non-Employee Director Equity Plan.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices of shares of Common Stock in the “when issued” trading market as reported on the New York Stock Exchange on December 22, 2016.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees participating in the Performance Incentive Plan and the Non-Employee Director Equity Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Company, pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	the Company’s registration statement on Form 10-12B (File No. 001-37817), filed with the Commission on June 30, 2016, as amended, including the description of the Company’s Common Stock contained therein, and any amendment or report filed for the purpose of updating such descriptions;

(b)	the Company’s Quarterly Report on Form 10-Q, filed with the Commission on November 10, 2016; and

(c)	the Company’s Current Reports on Form 8-K, filed with the Commission on November 14, 2016, December 9, 2016, December 13, 2016, December 16, 2016 and December 23, 2016.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

In accordance with Section 722 of the New York Business Corporation Law (the “NYBCL”), the Amended and Restated By-Laws provide that except to the extent expressly prohibited by law, the Company shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the Company or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law. In addition to the foregoing, the Company is authorized to extend rights to indemnification and advancement of expenses to such persons by (i) resolution of the shareholders, (ii) resolution of the directors or (iii) an agreement, to the extent not expressly prohibited by law. The NYBCL provides that Section 722 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, the Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Restated Certificate of Incorporation of Conduent Incorporated (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Conduent Incorporated filed on December 23, 2016).

4.2	Amended and Restated By-laws of Conduent Incorporated (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K of Conduent Incorporated filed on December 23, 2016).

4.3	Conduent Incorporated Performance Incentive Plan.

4.4	Conduent Incorporated Equity Compensation Plan for Non-Employee Directors.

4.5	Indenture, dated as of December 7, 2016, among Conduent Finance, Inc., Xerox Business Services, LLC, the Guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of Conduent Incorporated filed on December 9, 2016).

5.1	Opinion of Kevin Ciaglo, Esq., with respect to the legality of the shares being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Kevin Ciaglo, Esq. (included as part of his opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

24.1	Power of Attorney (included on signature page to this Registration Statement).

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Basking Ridge, State of New Jersey, on the 29th day of December, 2016.

CONDUENT INCORPORATED

By:	/s/ Brian J. Webb-Walsh
	Name:	Brian J. Webb-Walsh
	Title:	Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian J. Webb-Walsh, J. Michael Peffer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ashok Vemuri	Chief Executive Officer and Director	December 29, 2016
Ashok Vemuri	(Principal Executive Officer)

/s/ Brian J. Webb-Walsh	Vice President and Chief Financial Officer	December 29, 2016
Brian J. Webb-Walsh	(Principal Financial Officer)

/s/ Jay Chu	Chief Accounting Officer	December 29, 2016
Jay Chu	(Principal Accounting Officer)

/s/ Douglas H. Marshall	Director	December 29, 2016
Douglas H. Marshall

/s/ Virginia M. Wilson	Director	December 29, 2016
Virginia M. Wilson

INDEX TO EXHIBITS

4.1	Restated Certificate of Incorporation of Conduent Incorporated (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Conduent Incorporated filed on December 23, 2016).

4.2	Amended and Restated By-laws of Conduent Incorporated (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K of Conduent Incorporated filed on December 23, 2016).

4.3	Conduent Incorporated Performance Incentive Plan.

4.4	Conduent Incorporated Equity Compensation Plan for Non-Employee Directors.

4.5	Indenture, dated as of December 7, 2016, among Conduent Finance, Inc., Xerox Business Services, LLC, the Guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of Conduent Incorporated filed on December 9, 2016).

5.1	Opinion of Kevin Ciaglo, Esq., with respect to the legality of the shares being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Kevin Ciaglo, Esq. (included as part of his opinion filed as Exhibit 5.1 hereto and incorporated herein by reference).

24.1	Power of Attorney (included on signature page to this Registration Statement).